Exhibit 99.1

Astrana Health, Inc. Reports Second Quarter 2025 Results

Company to Host Conference Call on Thursday, August 7, 2025, at 2:30 p.m. PT/5:30 p.m. ET

•	Reports total revenue of $654.8 million and adjusted EBITDA of $48.1 million, both at the higher end of guidance
•	Continues to manage medical cost trends effectively, with trend within expectations across all lines of business
•	Reiterates full-year 2025 guidance which is inclusive of the now-closed Prospect Health acquisition

ALHAMBRA, Calif., August 7, 2025 /PRNewswire/ -- Astrana Health, Inc. (“Astrana,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: ASTH), a leading provider-centric, technology-powered healthcare company enabling providers to deliver accessible, high-quality, and high-value care to all, today announced its consolidated financial results for the second quarter ended June 30, 2025.

"Astrana Health's strong second quarter results underscore the power of our physician-focused, technology-enabled model to drive profitable growth and deliver better outcomes at scale," said Brandon Sim, President and CEO of Astrana Health. "Our unique ability to build longitudinal relationships with our patients, paired with leading clinical capabilities and a purpose-built technology platform affording us real-time visibility of our patients' health, allows us to operate from a position of strength in a complex and evolving healthcare landscape. As we look ahead, we remain focused on disciplined execution and expanding access to high-quality, coordinated care for the patients and communities we serve."

Financial Highlights for Second Quarter Ended June 30, 2025:

All comparisons are to the three months ended June 30, 2024 unless otherwise stated.

•	Total revenue of $654.8 million, up 35% from $486.3 million

•	Care Partners revenue of $631.4 million, up 36% from $463.3 million

•	Net income attributable to Astrana of $9.4 million

•	Earnings per share - diluted (“EPS - diluted”) of $0.19

•	Adjusted EBITDA(1) of $48.1 million

Financial Highlights for Six Months Ended June 30, 2025:

All comparisons are to the six months ended June 30, 2024 unless otherwise stated.

•	Total revenue of $1,275.2 million, up 43% from $890.6 million

•	Care Partners revenue of $1,232.4 million, up 46% from $845.6 million

•	Net income attributable to Astrana of $16.1 million

•	Earnings per share - diluted (“EPS - diluted”) of $0.33

•	Adjusted EBITDA(1) of $84.5 million

(1) See “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin” and “Use of Non-GAAP Financial Measures” below for additional information.

Recent Operating Highlights

•	On July 1, 2025, the Company completed its previously announced acquisition of Prospect Health consisting of businesses and assets relating to Prospect Health System, including its California licensed health care service plan (Prospect Health Plan), medical groups in California, Texas, Arizona and Rhode Island (Prospect Medical Groups), management service organization (Prospect Medical Systems), pharmacy (RightRx), and Foothill Regional Medical Center. Concurrently with the close, the Company entered into a side letter agreement that, among other things, reduced the aggregate purchase price from $745.0 million to $707.9 million and removed certain working capital adjustments and related escrow. The acquisition was financed using $707.3 million of proceeds from a five-year delayed draw term loan credit facility.

•	Astrana announced Sherry McBride has joined as Chief Operating Officer of Astrana Health - Management Services Organization, effective Monday, June 2, 2025. Ms. McBride is leading operational integration and execution and working alongside Astrana's Executive Leadership Team as the Company accelerates the scale of its leading care delivery platform. Ms. McBride's appointment complements several other strategic additions to the leadership team, including Georgie Sam as Chief Data and Analytics Officer, Glenn Sobotka as Chief Accounting Officer, and the promotion of Rita Pew to Chief People Officer.

Segment Results for three months ended June 30, 2025:

All comparisons are to the three months ended June 30, 2024 unless otherwise stated.

	Three Months Ended June 30, 2025
(in thousands)	Care Partners	Care Delivery	Care Enablement	Intersegment Elimination	Corporate Costs	Consolidated Total
Total revenues	$631,442	$38,394	$40,901	$(55,929)	$—	$654,808
% change vs. prior year quarter	36%	10%	13%

Cost of services	536,266	27,873	31,130	(18,430)	—	576,839
General and administrative(1)	45,491	8,374	7,930	(37,511)	33,345	57,629
Total expenses	581,757	36,247	39,060	(55,941)	33,345	634,468

Income (loss) from operations	$49,685	$2,147	$1,841	$12 (2)	$(33,345)	$20,340
% change vs. prior year quarter	23%	18%	(73)%

(1) Balance includes general and administrative expenses and depreciation and amortization.

(2) Income from operations for the intersegment elimination represents rental income from segments renting from other segments. Rental income is presented within other income which is not presented in the table.

2025 Guidance:

Astrana is providing the following guidance for total revenue and Adjusted EBITDA for the quarter ending September 30, 2025 and reiterating guidance for the year ending December 31, 2025 based on the Company’s existing business, current view of existing market conditions, and assumptions.

($ in millions)	Three Months Ending September 30, 2025		Year Ending December 31, 2025
	Guidance Range		Guidance Range
	Low	High	Low	High
Total revenue	$925	$965	$3,100	$3,300
Adjusted EBITDA	$65	$70	$215	$225

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

Astrana will host a conference call at 2:30 p.m. PT/5:30 p.m. ET today (Thursday, August 7, 2025), during which management will discuss the results of the second quarter ended June 30, 2025. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (877) 858-9810
International (Toll):	+1 (201) 689-8517

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=4qZoCOiq

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://ir.astranahealth.com/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

About Astrana Health, Inc.

Astrana Health is a physician-centric, AI-powered healthcare company committed to delivering high-quality, patient-centered care. Built from the physician's perspective, Astrana combines its scalable care delivery infrastructure, proprietary technology platform, and aligned provider networks to enable proactive, preventive care at scale - improving patient outcomes, enhancing patient experiences, supporting provider well-being, and driving greater value across the healthcare system.

Today, Astrana supports more than 20,000 providers and over 1.6 million patients in value-based care arrangements through its affiliated provider networks, management services organization, and integrated care delivery clinics spanning primary, specialty, and ancillary care. Together, Astrana is building the healthcare system we all deserve - one that delivers better care, better experiences, and better outcomes for all. For more information, visit www.astranahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the quarter ending September 30, 2025 and the year ending December 31, 2025, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, statements about the Company's liquidity, and successful completion and implementation of strategic growth plans, acquisition strategy, and merger integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent quarterly reports on Form 10-Q. Any forward-looking statements made by the Company in this release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

FOR MORE INFORMATION, PLEASE CONTACT:

Grant Hesser, Investor Relations
grant.hesser@astranahealth.com

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$339,703	$288,455
Investment in marketable securities	2,417	2,378
Receivables, net (including amounts with related parties)	348,730	275,990
Income taxes receivable	7,893	19,316
Other receivables	8,655	29,496
Prepaid expenses and other current assets	21,754	22,861

Total current assets	729,152	638,496

Non-current assets
Property and equipment, net	17,800	14,274
Intangible assets, net	105,737	118,179
Goodwill	416,917	419,253
Income taxes receivable, non-current	15,943	15,943
Loans receivable, non-current	48,370	51,266
Investments in other entities – equity method	38,454	39,319
Investments in privately held entities	8,896	8,896
Operating lease right-of-use assets	30,631	32,601
Other assets	30,450	16,667

Total non-current assets	713,198	716,398

Total assets(1)	$1,442,350	$1,354,894

Liabilities, Mezzanine Deficit, and Stockholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$119,661	$106,142
Fiduciary accounts payable	4,734	8,223
Medical liabilities	287,691	209,039
Operating lease liabilities	5,319	5,350
Current portion of long-term debt	12,500	9,375
Other liabilities	29,841	27,479

Total current liabilities	459,746	365,608

Non-current liabilities
Deferred tax liability	2,593	4,555
Operating lease liabilities, net of current portion	28,714	30,654
Long-term debt, net of current portion and deferred financing costs	401,057	425,299
Other long-term liabilities	12,294	14,610

Total non-current liabilities	444,658	475,118

Total liabilities(1)	904,404	840,726

Mezzanine deficit
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation (“APC”)	(233,582)	(202,558)

Stockholders’ equity
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized, and zero shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 49,138,631 and 47,929,872 shares issued and outstanding, excluding 9,903,953 and 10,603,849 treasury shares, as of June 30, 2025 and December 31, 2024, respectively	49	48
Additional paid-in capital	463,203	426,389
Retained earnings	302,209	286,283
Total stockholders’ equity	765,461	712,720

Non-controlling interest	6,067	4,006

Total equity	771,528	716,726

Total liabilities, mezzanine deficit, and stockholders’ equity	$1,442,350	$1,354,894

(1) The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated VIEs. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $691.0 million and $712.3 million as of June 30, 2025 and December 31, 2024, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $230.3 million and $207.9 million as of June 30, 2025 and December 31, 2024, respectively. These VIE balances do not include $152.6 million of investment in affiliates and $35.1 million of amounts due from affiliates as of June 30, 2025, and $224.9 million of investment in affiliates and $48.1 million of amounts due to affiliates as of December 31, 2024, as these are eliminated upon consolidation and not presented within the condensed consolidated balance sheets.

ASTRANA HEALTH, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Capitation, net	$614,108	$442,574	$1,198,071	$808,484
Risk pool settlements and incentives	15,402	18,408	29,893	35,785
Management fee income	2,577	1,604	4,887	5,682
Fee-for-service, net	17,878	19,959	32,769	35,896
Other revenue	4,843	3,720	9,576	4,774

Total revenue	654,808	486,265	1,275,196	890,621

Operating expenses
Cost of services, excluding depreciation and amortization	576,839	412,805	1,125,900	743,204
General and administrative expenses	50,725	35,953	94,623	74,675
Depreciation and amortization	6,904	7,441	13,752	12,537

Total expenses	634,468	456,199	1,234,275	830,416

Income from operations	20,340	30,066	40,921	60,205

Other income (expense)
Income (loss) from equity method investments	381	902	(486)	1,534
Interest expense	(7,382)	(8,587)	(14,690)	(16,172)
Interest income	2,336	3,513	4,647	7,509
Unrealized gain (loss) on investments	14	(123)	(30)	976
Other income (loss)	1,136	6,126	(3,934)	1,849

Total other (expense) income, net	(3,515)	1,831	(14,493)	(4,304)

Income before provision for income taxes	16,825	31,897	26,428	55,901

Provision for income taxes	6,609	10,031	9,991	17,173

Net income	10,216	21,866	16,437	38,728

Net income attributable to non-controlling interest	793	2,695	322	4,722

Net income attributable to Astrana Health, Inc.	$9,423	$19,171	$16,115	$34,006

Earnings per share – basic	$0.19	$0.40	$0.33	$0.72

Earnings per share – diluted	$0.19	$0.40	$0.33	$0.71

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$16,437	$38,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,752	12,537
Amortization of debt issuance cost	1,740	917
Share-based compensation	19,519	13,138
Non-cash lease expense	2,559	2,632
Deferred tax	(1,961)	(7,259)
Other	3,910	4,581
Changes in operating assets and liabilities, net of business combinations	51,571	(36,109)
Net cash provided by operating activities	107,527	29,165

Cash flows from investing activities
Payments for business acquisition, net of cash acquired	—	(114,585)
Purchase of investment – equity method	—	(5,968)
Purchase of call option issued in conjunction with equity method investment	—	(3,907)
Issuance of loan receivable	(1,050)	(21,000)
Purchases of property and equipment	(4,490)	(3,205)
Other	2,069	(2,299)
Net cash used in investing activities	(3,471)	(150,964)

Cash flows from financing activities
Dividends paid	(6,233)	(1,896)
Borrowings on long-term debt	412,000	170,320
Repayment of long-term debt	(431,357)	(11,000)
Deferred financing cost	(17,241)	—
Taxes paid from net share settlement of restricted stock	(5,053)	(3,584)
Other	(4,924)	(237)
Net cash (used in) provided by financing activities	(52,808)	153,603

Net increase in cash, cash equivalents, and restricted cash	51,248	31,804

Cash, cash equivalents, and restricted cash, beginning of period	289,102	294,152

Cash, cash equivalents, and restricted cash, end of period	$340,350	$325,956

Supplemental disclosures of cash flow information
Cash paid for income taxes	$4,728	$35,742
Cash paid for interest	$13,535	$14,613

Supplemental disclosures of non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$7,110	$7,661
Common stock issued in business combination	$—	$21,952
Draw on letter of credit through Revolver Loan	$—	$4,732
Dividend paid in the form of common stock	$21,935	$—

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets that sum to the total amounts of cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows (in thousands):

	June 30,
	2025	2024
Cash and cash equivalents	$339,703	$325,310
Restricted cash (1)	647	646
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$340,350	$325,956

(1) Restricted cash is included in other assets on the condensed consolidated balance sheets.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Set forth below are reconciliations of Net Income to EBITDA and Adjusted EBITDA as well as the reconciliation to Adjusted EBITDA margin for the three and six months ended June 30, 2025 and 2024. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2025	2024		2025	2024
Net income	$10,216	$21,866		$16,437	$38,728
Interest expense	7,382	8,587		14,690	16,172
Interest income	(2,336)	(3,513)		(4,647)	(7,509)
Provision for income taxes	6,609	10,031		9,991	17,173
Depreciation and amortization	6,904	7,441		13,752	12,537
EBITDA	28,775	44,412		50,223	77,101

(Income) loss from equity method investments	(381)	(902)		486	(1,534)
Other, net	7,998 (1)	(2,983	)(2)	14,257 (3)	1,457 (4)
Stock-based compensation	11,709	7,390		19,519	13,138
Adjusted EBITDA	$48,101	$47,917		$84,485	$90,162

Total revenue	$654,808	$486,265		$1,275,196	$890,621

Adjusted EBITDA margin	7%	10%		7%	10%

(1)	Other, net for the three months ended June 30, 2025 relates to transaction costs for our acquisition of Prospect Health, certain costs associated with the CHS transaction, non-cash changes related to the change in the fair value of our call option and Collar Agreement, and severance fees incurred.

(2)	Other, net for the three months ended June 30, 2024, relates to non-cash changes related to change in the fair value of the Company's Collar Agreement, transaction costs incurred for our investments and tax restructuring fees, and reimbursement from a related party of the Company for taxes associated with the Excluded Assets spin-off.

(3)	Other, net for the six months ended June 30, 2025, relates to debt issuance costs expensed in connection with our Second Amended and Restated Credit Facility, transaction costs for our acquisition of Prospect Health, data transition costs for our recent acquisitions, certain costs associated with the CHS transaction, non-cash changes related to change in the fair value of our call option and Collar Agreement, and severance fees incurred.

(4)	Other, net for the six months ended June 30, 2024, relates to financial guarantee via a letter of credit that we provided almost three years ago in support of two local provider-led ACOs, non-cash changes related to change in the fair value of our financing obligation to purchase the remaining equity interests in one of our investments, non-cash changes related to change in the fair value of the Company’s Collar Agreement, and transaction costs incurred for our investments and tax restructuring fees, and reimbursement from a related party of the Company for taxes associated with the Excluded Assets spin-off.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Year Ending December 31, 2025
	Guidance Range
(in thousands)	Low	High
Net income	$57,500	$63,500
Interest expense	41,500	42,500
Provision for income taxes	31,000	34,000
Depreciation and amortization	32,000	32,000
EBITDA	162,000	172,000

Income from equity method investments	(2,000)	(2,000)
Other, net	20,000	20,000
Stock-based compensation	35,000	35,000
Adjusted EBITDA	$215,000	$225,000

The Company has not provided a quantitative reconciliation of EBITDA and Adjusted EBITDA for the quarter ending September 30, 2025 to the most comparable GAAP measure on a forward-looking basis within this press release because the Company is unable, without unreasonable efforts, to provide reconciling information with respect to certain line items that cannot be calculated for the three month period. These items, which could materially affect the computation of forward-looking GAAP net income, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA and Adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, and stock-based compensation. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate both EBITDA and Adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.